Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Strong Third Quarter Fiscal 2017 Results
YEAR-OVER-YEAR GROWTH IN SALES AND OPERATING INCOME IMPROVED
Sioux Falls, S.D.-February 15, 2017-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the third quarter that ended October 31, 2016.
Noteworthy Items:

•	Consolidated sales and operating income increased approximately 7 percent and 175 percent, respectively;

•
Operating income for last year’s third quarter included $16.0 million of impairment charges and pre-contract cost write-offs, offset by a reduction in our contingent consideration liability, such that adjusted consolidated operating income[1] increased 20 percent year-over-year;

•	Gross profit margin expanded 230 basis points year-over-year, driven by increased volume;

•	Applied Technology grew sales and division profit by approximately 18 percent and 95 percent, respectively;

•	Engineered Films grew sales 4.4 percent year-over-year, driven by 5.9 percent growth in pounds sold;

•	Applied Technology and Engineered Films both drove meaningful year-over-year improvement in profitability, expanding division profit margins 1,000 basis points and 190 basis points, respectively;

•
Sales into the Geomembrane market (which includes the Energy market) for Engineered Films grew for the first time since fiscal year 2015, increasing $2.3 million or approximately 36 percent year-over-year;

•	Aerostar’s operating income for the third quarter of fiscal 2017 was adversely impacted by a $2.3 million charge related to certain radar inventory;

•	Net working capital decreased nearly $8 million year-over-year, driven primarily by actions to reduce inventory and improve days payable outstanding[3];

•	Strong cash flows continued, with cash flow from operations increasing $1.6 million versus the third quarter of last year;

•	Outlook for fiscal year 2017 consolidated sales is approximately $277 million.

Third Quarter Results:
Net sales for the third quarter of fiscal 2017 were $72.5 million, up 7.3 percent versus the third quarter of fiscal 2016. Applied Technology and Engineered Films both achieved growth year-over-year in the third quarter, increasing sales 18.1 percent and 4.4 percent, respectively. Aerostar sales declined 4.8 percent versus the prior year.
Operating income for the third quarter of fiscal 2017 was $7.4 million versus an operating loss of $9.8 million in the third quarter of fiscal 2016. This year’s third quarter results include a pre-tax inventory write-down adjustment of $2.3 million related to certain Aerostar radar inventory. Last year’s third quarter results include a pre-tax non-cash goodwill impairment loss of $11.5 million, long-lived asset impairment loss of $3.8 million, pre-contract cost write-off of $2.9 million (of which $2.1 million was related to prior periods), and an earn-out liability reduction benefit of $2.3 million, all of which are related to the Company’s Vista Research business within Aerostar. In aggregate, these items reduced operating income by $16.0 million. Excluding the goodwill

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Raven Industries Third Quarter 2017 Results
February 15, 2017

impairment loss, long-lived asset impairment loss, pre-contract cost write-off, and reduced earn-out related to Vista Research, adjusted operating income for the third quarter of last year was $6.1 million1. On an adjusted basis, operating income increased $1.2 million versus the prior year, or approximately 20 percent.
Net income for the third quarter of fiscal 2017 was $5.7 million, or $0.16 per diluted share, versus a net loss of $6.2 million, or $0.17 per diluted share, in last year's third quarter. This year’s third quarter results include an after-tax inventory write-down of $1.5 million, or $0.04 per diluted share, related to the Company’s Vista Research business. Last year’s third quarter results included a pre-tax non-cash goodwill impairment loss of $11.5 million, long-lived asset impairment loss of $3.8 million, pre-contract cost write-off of $2.9 million (of which $2.1 million was related to prior periods), and an earn-out liability reduction benefit of $2.3 million, all of which are related to the Company’s Vista Research business. On an after-tax basis, these items reduced net income in the third quarter of last year by $10.3 million, equivalent to $0.28 per diluted share. Excluding the goodwill impairment loss, long-lived asset impairment loss, pre-contract cost write-off, and earn-out reduction benefit related to Vista Research, adjusted net income for the third quarter of 2016 was $4.1 million, or $0.11 per diluted share2. The increase in earnings per share, on an adjusted basis, was driven primarily by the improved operating performance in both Applied Technology and Engineered Films.
Balance Sheet and Cash Flow:
At the end of the third quarter of fiscal 2017, cash and cash equivalents totaled $46.3 million, up $6.2 million versus the prior quarter. The increase in cash was due to free cash flow generation driven primarily by favorable net working capital developments and improved profitability.
Net working capital as a percentage of annualized net sales decreased 470 basis points year-over-year, from 29.9 percent in the third quarter of last year to 25.2 percent in this year’s third quarter3. The decrease in net working capital percent was primarily the result of both lower inventory levels and an increase in payable balances as a result of an improvement in the timing of payments to suppliers. The inventory write-down in the third quarter of this year lowered net working capital by 80 basis points relative to the prior year.
Cash flow from operations was $13.1 million in the third quarter of fiscal year 2017 versus $11.5 million in the previous year’s third quarter. Continued reductions in net working capital sustained relatively strong cash flow in the third quarter of this year.
Capital expenditures were $1.7 million in this year’s third quarter, down $1.7 million versus $3.4 million in the third quarter of fiscal 2016. For the first nine months of fiscal year 2017, capital expenditures were $3.9 million, down $6.9 million versus $10.8 million in the first nine months of fiscal year 2016.
Applied Technology Division Third Quarter Results:
Net sales for Applied Technology in the third quarter of fiscal 2017 were $25.2 million, up 18.1 percent versus the third quarter of fiscal 2016. Geographically, domestic sales were up 14.3 percent year-over-year and international sales were up 33.0 percent year-over-year. Sales growth was driven in large part by strength in new product sales, and in particular the division’s new Hawkeye® nozzle control system.
Division operating income was $6.4 million, up 94.5 percent versus the third quarter of fiscal 2016. The increase in operating income was driven primarily by increased operating leverage due to higher sales volume versus the previous year. Operating margin for the division increased by 1,000 basis points versus the prior year, from 15.5 percent to 25.5 percent. The increase in operating margin was driven by fixed manufacturing cost leverage and operating expense discipline which resulted in lower operating expenses as a percentage of sales.

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Raven Industries Third Quarter 2017 Results
February 15, 2017

Engineered Films Division Third Quarter Results:
Net sales for Engineered Films were $38.6 million, up 4.4 percent year-over-year. Volume, measured in pounds sold, increased 5.9 percent while average selling price declined 1.4 percent. The increase in sales was driven principally by higher sales into the Geomembrane (which includes Energy) and Industrial markets. All markets experienced growth during the third quarter versus the prior year, with the exception of the Agricultural market.
Operating income in the third quarter of fiscal 2017 was $7.1 million, up $1.0 million or 16.0 percent versus the third quarter of fiscal 2016. The year-over-year increase in operating income was driven principally by higher sales volumes and lower operating expenses. Division operating margin increased 190 basis points year-over-year, from 16.6 percent to 18.5 percent, driven by improved capacity utilization and the benefit of continued expense control.
Aerostar Division Third Quarter Results:
Net sales for Aerostar during the third quarter of fiscal 2017 were $9.0 million, down $0.5 million or 4.8 percent versus the third quarter of fiscal 2016. The decline in sales was driven primarily by lower Aerostat sales year-over-year due to the timing of contract deliveries. Sales related to Radar systems and Sewn Services were up year-over-year. Sales of Stratospheric balloons were down slightly due to lower sales of research balloons to NASA as a result of contract timing.
Operating loss in the third quarter of fiscal 2017 was $1.4 million versus an operating loss of $15.5 million in the third quarter of last year. This year’s third quarter operating loss was driven primarily by an inventory write-down of $2.3 million for certain Aerostar radar systems. Last year’s operating loss was driven by $16.0 million of impairment charges and pre-contract cost write-offs, offset by a reduction in the contingent consideration liability.
Control Framework Update:
The Company recently disclosed certain material weaknesses in its internal control framework. The Company takes this matter very seriously and is taking action to diligently remediate these material weaknesses and enhance its controls. The Company has engaged independent outside experts to assist management in enhancing the Company’s internal control framework. The Company has also augmented its staff to further support the remediation efforts and is committed to a strong framework by continuously driving appropriate enhancements in the design of its controls.
Fiscal 2017 Outlook:
“We are pleased with the continued improvement in financial performance in the third quarter. Strong performances in both Applied Technology and Engineered Films are continuing and momentum is building for these divisions. Sales growth in these two divisions are resulting in strong incremental margins and driving growth in their division profits,” said Dan Rykhus, President and CEO. “New products are contributing to sales growth for Applied Technology, and after several years of declining Energy demand for Engineered Films, we are starting to see year-over-year growth once again. These growth trends continue to strengthen even further in the fourth quarter.
“Although we do not normally provide numerical financial guidance, and we do not intend to continue to do so in the future, we believe it is appropriate in this circumstance to provide an indication of where we believe fiscal year 2017 will finish. At this time, we expect consolidated sales to be approximately $277 million, with Applied Technology, Engineered Films, and Aerostar sales of approximately $105 million, $138 million, and $34 million, respectively. While we are not final with our financial results for fiscal year 2017, it is clear that both Applied Technology and Engineered Films will be finishing the year very strong and beginning fiscal year 2018 on a continued growth trajectory. Incremental profits for these two divisions have been robust and we expect this to continue in the fourth quarter,” concluded Rykhus.

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Raven Industries Third Quarter 2017 Results
February 15, 2017

Regulation G:
The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted operating income, adjusted net income, and adjusted earnings per share do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.
Conference Call Information:
The Company will host an investor conference call to discuss third quarter fiscal 2017 results today, Thursday, February 16, 2017, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed at www.ravenind.com under the Investor Relations section. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.
About Raven Industries, Inc.:
Since 1956, Raven Industries has designed and manufactured high quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven realizes its vision by developing innovative solutions to great challenges related to the markets we understand and serve. Today, those solutions are focused on feeding and connecting the growing world population, preserving natural resources, and answering the growing need for security. Utilizing our strength in engineering, manufacturing, and technological innovation, Raven is a leader in precision agriculture, high-performance specialty films, and situational awareness markets. Visit www.ravenind.com for more information.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.
Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10-K/A under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

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Raven Industries Third Quarter 2017 Results
February 15, 2017

Contact Information:
Bo Larsen
Investor Relations Manager
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2016	2015	Fav (Un)Change	2016	2015	Fav (Un) Change
Net sales	$72,522	$67,611	7.3%	$208,480	$205,402	1.5%
Cost of goods sold	52,683	50,639		149,609	150,213
Gross profit	19,839	16,972	16.9%	58,871	55,189	6.7%
Gross profit percentage	27.4%	25.1%		28.2%	26.9%

Research and development expenses	4,151	4,005		12,475	10,757
Selling, general and administrative expenses	8,212	7,480		24,174	25,302
Goodwill impairment loss	—	11,497		—	11,497
Long-lived asset impairment loss	87	3,813		87	3,813
Operating income (loss)	7,389	(9,823)	175.2%	22,135	3,820	479.5%
Operating income percentage	10.2%	(14.5)%		10.6%	1.9%

Other income (expense), net	(273)	(123)		(579)	(433)
Income (loss) before income taxes	7,116	(9,946)	171.5%	21,556	3,387	536.4%

Income taxes	1,375	(3,780)		5,802	471
Net income (loss)	5,741	(6,166)	193.1%	15,754	2,916	440.3%

Net income attributable to noncontrolling interest	—	22		1	58
Net income (loss) attributable to Raven Industries	$5,741	$(6,188)	192.8%	$15,753	$2,858	451.2%

Net income (oss) per common share:
- basic	$0.16	$(0.17)	194.1%	$0.43	$0.08	437.5%
- diluted	$0.16	$(0.17)	194.1%	$0.43	$0.08	437.5%

Weighted average common shares:
- basic	36,174	36,878		36,265	37,566
- diluted	36,296	36,878		36,335	37,614

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	October 31	January 31	October 31
	2016	2016	2015
ASSETS
Cash, cash equivalents and short-term investments	$46,313	$33,782	$32,537
Accounts receivable, net	39,554	38,069	39,293
Inventories	42,813	45,839	48,636
Other current assets	2,747	7,539	6,211
Total current assets	131,427	125,229	126,677

Property, plant and equipment, net	108,948	115,704	117,206
Goodwill and amortizable intangibles, net	53,214	53,628	54,039
Other assets, net	3,746	4,127	3,859
Total Assets	$297,335	$298,688	$301,781

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$9,377	$6,038	$7,160
Accrued and other liabilities	15,862	12,781	12,504
Total current liabilities	25,239	18,819	19,664

Other liabilities	12,134	15,640	14,511
Shareholders' equity	259,962	264,229	267,606
Total Liabilities and Shareholders' Equity	$297,335	$298,688	$301,781

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Nine Months Ended October 31,
	2016	2015
Cash flows from operating activities:
Net income	$15,754	$2,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,526	13,201
Goodwill impairment loss	—	11,497
Long-lived asset impairment loss	87	3,813
Other operating activities, net	11,318	3,754
Net cash provided by operating activities	38,685	35,181

Cash flows from investing activities:
Capital expenditures	(3,901)	(10,771)
Proceeds related to business acquisitions	—	351
Proceeds from sale of assets	1,145	1,960
Proceeds from sale or maturity of investments	250	—
Purchases of investments	(750)	—
Other investing activities, net	(498)	(506)
Net cash used in investing activities	(3,754)	(8,966)

Cash flows from financing activities:
Dividends paid	(14,148)	(14,648)
Payments for shares repurchased	(7,702)	(29,338)
Payment of acquisition-related contingent liabilities	(318)	(773)
Debt issuance costs paid	—	(548)
Other financing activities, net	(256)	(558)
Net cash used in financing activities	(22,424)	(45,865)

Effect of exchange rate changes on cash	24	(12)

Net increase (decrease) in cash and cash equivalents	12,531	(19,662)
Cash and cash equivalents at beginning of period	33,782	51,949
Cash and cash equivalents at end of period	46,313	32,287
Short-term investments	—	250
Cash, cash equivalents and short-term investments	$46,313	$32,537

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2016	2015	Fav (Un) Change	2016	2015	Fav (Un) Change
Net sales
Applied Technology	$25,203	$21,344	18.1%	$79,327	$74,165	7.0%
Engineered Films	38,551	36,919	4.4%	104,307	104,029	0.3%
Aerostar	9,003	9,456	(4.8)%	25,313	27,338	(7.4)%
Intersegment eliminations	(235)	(108)		(467)	(130)
Total Company	$72,522	$67,611	7.3%	$208,480	$205,402	1.5%

Operating income (loss)
Applied Technology	$6,415	$3,299	94.5%	$20,280	$16,081	26.1%
Engineered Films	7,129	6,145	16.0%	17,666	15,981	10.5%
Aerostar	(1,375)	(15,474)	91.1%	(1,804)	(15,013)	88.0%
Intersegment eliminations	(16)	9		(21)	93
Total segment income	$12,153	$(6,021)	301.8%	$36,121	$17,142	110.7%
Corporate expenses	(4,764)	(3,802)	(25.3)%	(13,986)	(13,322)	(5.0)%
Total Company	$7,389	$(9,823)	175.2%	$22,135	$3,820	479.5%

Operating income (loss) percentages
Applied Technology	25.5%	15.5%	1,000bps	25.6%	21.7%	390bps
Engineered Films	18.5%	16.6%	190bps	16.9%	15.4%	150bps
Aerostar	(15.3)%	(163.6)%	14,830bps	(7.1)%	(54.9)%	4,780bps
Total Company	10.2%	(14.5)%	2,470bps	10.6%	1.9%	870bps

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
ADJUSTED NET INCOME REGULATION G RECONCILIATION[2]
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
	2016	2015	Change	2016	2015	Change
Consolidated Raven
Reported net income (loss) attributable to Raven Industries	$5,741	$(6,188)	192.8%	$15,753	$2,858	451.2%
Plus:
Goodwill impairment loss	—	11,497		—	11,497
Long-lived asset impairment loss	—	3,813		—	3,813
Pre-contract costs written off	—	2,933		—	2,933

Less:
Acquisition-related contingent liability benefit	—	2,273		—	2,273
Net tax benefit on adjustments	—	5,693		—	5,693
Adjusted net income attributable to Raven Industries	$5,741	$4,089	40.4%	$15,753	$13,135	19.9%

Adjusted net income per common share:
-basic	$0.16	$0.11	45.5%	$0.43	$0.35	22.9%
-diluted	$0.16	$0.11	45.5%	$0.43	$0.35	22.9%

Weighted average common shares:
-basic	36,174	36,878		36,265	37,566
-diluted	36,296	36,910		36,335	37,614

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
ADJUSTED OPERATING INCOME REGULATION G RECONCILIATION[1]
(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	October 31,			October 31,
			Fav (Un)			Fav (Un)
	2016	2015	Change	2016	2015	Change
Aerostar
Reported operating income (loss)	$(1,375)	$(15,474)	91.1%	$(1,804)	$(15,013)	88%
Plus:
Goodwill impairment loss	—	11,497		—	11,497
Long-lived asset impairment loss	—	3,813		—	3,813
Pre-contract costs written off	—	2,933		—	2,933
Less:
Acquisition-related contingent liability benefit	—	2,273		—	2,273
Aerostar adjusted operating (loss) income	$(1,375)	$496	(377.2)%	$(1,804)	$957	(288.5)%
Aerostar adjusted operating income % of Net Sales	(15.3)%	5.2%		(7.1)%	3.5%

Consolidated Raven
Reported operating income (loss)	$7,389	$(9,823)	175.2%	$22,135	$3,820	479.5%
Plus:
Goodwill impairment loss	—	11,497		—	11,497
Long-lived asset impairment loss	—	3,813		—	3,813
Pre-contract costs written off	—	2,933		—	2,933
Less:
Acquisition-related contingent liability benefit	—	2,273		—	2,273
Consolidated adjusted operating income	$7,389	$6,147	20.2%	$22,135	$19,790	11.8%
Consolidated adjusted operating income % of Net Sales	10.2%	9.1%		10.6%	9.6%

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Raven Industries Third Quarter 2017 Results
February 15, 2017

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[4]
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
Segments	2016	2015	Change	2016	2015	Change
Applied Technology
Reported operating income	$6,415	$3,299	94.5%	$20,280	$16,081	26.1%
Plus: Depreciation and amortization	949	1,097	(13.5)%	2,857	3,341	(14.5)%
ATD EBITDA	$7,364	$4,396	67.5%	$23,137	$19,422	19.1%
ATD EBITDA % of Net Sales	29.2%	20.6%		29.2%	26.2%

Engineered Films
Reported operating income	$7,129	$6,145	16.0%	$17,666	$15,981	10.5%
Plus: Depreciation and amortization	2,201	1,960	12.3%	6,431	5,780	11.3%
EFD EBITDA	$9,330	$8,105	15.1%	$24,097	$21,761	10.7%
EFD EBITDA % of Net Sales	24.2%	22.0%		23.1%	20.9%

Aerostar
Reported operating (loss)	$(1,375)	$(15,474)	91.1%	$(1,804)	$(15,013)	88.0%
Plus: Depreciation and amortization	421	972	(56.7)%	1,258	2,796	(55.0)%
Aerostar EBITDA	$(954)	$(14,502)	93.4%	$(546)	$(12,217)	95.5%
Aerostar EBITDA % of Net Sales	(10.6)%	(153.4)%		(2.2)%	(44.7)%

Consolidated Raven
EBITDA	$11,086	$(5,481)	302.3%	$33,306	$16,663	99.9%
Income taxes	1,375	(3,780)		5,802	471
Interest expense (income), net	77	68		225	133
Depreciation and amortization	3,893	4,419		11,526	13,201
Net Income	$5,741	$(6,188)	192.8%	$15,753	$2,858	451.2%
EBITDA % of Net Sales	15.3%	(8.1)%		16.0%	8.1%
____________________________
1 Adjusted operating income is a non-GAAP financial measure defined on a consolidated basis as consolidated operating income plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division. For the Aerostar segment, it is defined as operating income plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division.
2 Adjusted net income is a non-GAAP financial measure defined as net income/(loss) plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, less income tax effect of these items, all of which relate to the Vista Research business within the Aerostar division. Adjusted diluted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by weighted average diluted shares outstanding.
3 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.
4 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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